UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 15, 2001

(Date of earliest event reported)

Inland Retail Real Estate Trust, Inc.

(Exact name of registrant as specified in the charter)

Maryland	000-30413	36-4246655
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant's telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Since our Form 8-K filing on May 3, 2001 we have acquired one additional property. The aggregate purchase price of the acquired property exceeds 10 percent of our total assets as of December 31, 2000, and accordingly, we are filing this Form 8-K. This filing includes all properties purchased to date which were not previously reported under the Securities Exchange Act of 1934.

Sand Lake Corners, Orlando, Florida

On May 15, 2001, we purchased an existing shopping center known as Sand Lake Corners located on approximately 66 acres and containing 189,741 gross leasable square feet. The center is located on the southeast corner of Sand Lake Road and John Young Parkway, in Orlando, Florida.

We purchased Sand Lake Corners from an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $22,254,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $117 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenant, length of leases, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Sand Lake Corners was a two-phase development. Phase I was completed in 1998 to 1999, and Phase II was completed in 1999 to 2000. Sand Lake Corners is comprised of one one-story, multi-tenant, retail building and one single outlot building. As of May 15, 2001, this property was approximately 93% leased. A Wal-Mart building, a Lowe's building and nine other outlot parcels located at the property are notincluded in this transaction.

Three tenants, Beall's (a discount department clothing store), Petsmart (a pet and pet accessory retail store) and Staples (an office products retail store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:
Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Beall's	66,700	35	6.21	04/99	04/14
			6.48	05/14	04/19
			6.75	05/19	04/24
			7.02	05/24	04/29
			7.29	05/29	04/34
			7.56	05/34	04/39

Petsmart	26,040	14	10.75	05/99	05/04
			11.25	06/04	05/09
			11.75	06/09	05/14
			12.25	06/14	05/19
			12.75	06/19	05/24
			13.25	06/24	05/29
			13.75	06/29	05/34

Staples	23,884	13	12.10	05/99	05/05
			12.85	06/05	05/10
			13.60	06/10	05/15
			14.35	06/15	05/20
			15.10	06/20	05/25
			15.85	06/25	05/30

As of May 15, 2001, we have six leases with PETsMART for a total of approximately 146,000 square feet, or approximately 5% of our total gross leasable square feet from all properties. The total annualized base rent of these six leases total approximately $1,808,000, or approximately 7% of our total annualized gross rent from all properties. You should consider these figures in comparison with the chart presenting information on our largest tenants as of January 19, 2001 and the accompanying disclosure on page 93 of our Prospectus.

For federal income tax purposes, the depreciable basis in this property will be approximately 16,800,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 2000 were $187,727.

As of May 15, 2001, a total of 175,641 square feet was leased to 25 tenants at this property. The following table sets forth certain information with respect to those leases:
	ApproximateGLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)

Cato	4,000	01/04	-	50,000	12.50
Desi Bazaar	1,400	05/04	-	22,400	16.00
Dollar Tree	4,000	06/04	1/5/yr.	64,000	16.00
Payless Shoesource	3,147	06/04	1/5 yr.	50,352	16.00
Friedman's Jewelry	1,600	06/04	1/5 yr.	28,800	18.00
Bronze Lady	1,816	07/04	3/2 yr.	30,872	17.00
Funwear	4,854	07/04	1/5 yr.	77,664	16.00
Metro Orlando Dental	2,800	07/04	1/5 yr.	61,236	21.87
Shoe Dept.	5,000	07/04	1/5 yr.	80,000	16.00
Hair Cuttery	1,000	08/04	1/5 yr.	18,000	18.00
Szechwan Chinese	2,100	08/04	1/5 yr.	35,700	17.00
Perfect Nails	1,150	10/04	-	18,975	16.50
Bike Line	2,400	11/04	-	36,000	15.00
Floorin-G-allery	1,750	06/05	-	31,500	18.00
Hair Salon	1,190	06/05	-	20,230	17.00
Landmark Financial	1,610	08/05	-	27,370	17.00
Theme Park Mobility	1,400	08/05	-	22,400	16.00
Superior Staffing	1,400	09/05	1/7 yr.	25,200	18.00
Nature's Way	2,800	10/05	1/5 yr.	44,800	16.00
Quiznos	1,400	04/09	-	24,500	17.50
Family Book Store	4,200	06/09	-	63,000	15.00
Boater's World	8,000	06/09	1/5 yr.	104,000	13.00
Bealls	66,700	04/14	5/5 yr.	414,000	6.21
Petsmart	26,040	05/14	4/5 yr.	279,930	10.75
Staples	23,884	05/15	3/5 yr.	288,996	12.10
Vacant	14,100

In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Year Ending December 31,	Number of Leases Expiring	Approx. GLA of Expiring Leases (Sq. Ft.)	Annual Base Rent of Expiring Leases ($)	Total Annual Base Rent ($)	Average Base Rent Per Square Foot Under Expiring Leases ($)	Percent of Total Building GLA Represented By Expiring Leases (%)	Percent of Annual Base Rent Represented By Expiring Leases (%)

2001	-	-	-	1,915,553	-	-	-
2002	-	-	-	1,920,169	-	-	-
2003	-	-	-	1,939,028	-	-	-
2004	12	31,267	539,566	1,947,008	17.26	18.40	27.71
2005	7	14,150	227,629	1,420,462	16.09	7.47	16.02
2006	-	-	-	1,211,768	-	-	-
2007	-	-	-	1,215,968	-	-	-
2008	-	-	-	1,215,968	-	-	-
2009	3	13,600	201,902	1,215,968	14.85	7.18	16.60
2010	-	-	-	1,027,086	-	-	-

For purposes of the above table, the "total annualized base rent" column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages. This should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.

Item 7. Financial Statements and Exhibits.

  To be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the registrant hereby undertakes to file financial statements required in response to this item on an amendment to this Current Report on Form 8-K no later than 60 days after May 30, 2001.
  To be filed by amendment. Pursuant to Item 7(b)(2) of Form 8-K, the registrant hereby undertakes to file financial statements required in response to this item on an amendment to this Current Report on Form 8-K no later than 60 days after May 30, 2001 .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RETAIL REAL ESTATE TRUST, INC.

By: /s/ Barry L. Lazarus

Name: Barry L. Lazarus

Title: President, Chief Operating Officer, Treasurer, Chief Financial Officer